Exhibit 5.1

[Letterhead of Sonnenschein Nath & Rosenthal LLP]

December 19, 2008

PharmAthene, Inc.

One Park Place

Suite #450

Annapolis, MD 21401

Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

In our capacity as counsel to PharmAthene, Inc., a Delaware corporation (the “Company”), we have been asked to render this opinion in connection with a registration statement on Form S-8 (the “Registration Statement”), being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), covering 4,367,193  shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company issuable pursuant to the terms of the Company’s 2007 Long-Term Incentive Compensation Plan, as amended (the “Plan”).

In connection with rendering this opinion, we have examined and are familiar with (i) the Company’s Amended and Restated Certificate of Incorporation, as amended, (ii) the Company’s By-Laws, (iii) the Plan, (iv) the Registration Statement, (v) corporate proceedings of the Company relating to the Plan, and (vi) such other instruments and documents as we have deemed relevant under the circumstances.

In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

Based upon the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that the Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms of the Plan, will be duly and validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the United States of America and Delaware corporate law (which includes the Delaware General Corporation Law and applicable provisions of the Delaware constitution, as well as reported judicial opinions interpreting same) and does not purport to express any opinion on the laws of any other jurisdiction.

We hereby consent to the use of our opinion as an exhibit to the Registration Statement.  In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

SONNENSCHEIN NATH & ROSENTHAL LLP

By:	/s/ Jeffrey A. Baumel
A Member of the Firm